SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549



                              FORM 8-K/A


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                  Date of Amendment:  August 15, 2002

                     Date of Report:  May 29, 2002
           (Date of earliest event reported:  May 22, 2002)




                             LANDAUER, INC
        ------------------------------------------------------
        (Exact name of Registrant as Specified in Its Charter)




        Delaware                 1-9788               06-1218089
     (State or Other           (Commission         (I.R.S. Employer
     Jurisdiction of           File Number)         Identification
     Incorporation or                                   Number)
     Organization)




        2 Science Road, Glenwood, Illinois           60425
     (Address of Principal Executive Offices)      (Zip Code)




  Registrant's telephone number, including area code:  (708) 755-7000




                            Not Applicable
     (Former Name or Former Address, if Changed Since Last Report)

















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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On May 22, 2002, the Board of Directors of Landauer, Inc. (the "Company"), a Delaware corporation, dismissed its independent auditor, Arthur Andersen LLP. The decision to dismiss Arthur Andersen was recommended by the Company's Audit Committee and unanimously approved by the Company's Board of Directors.

     Arthur Andersen's report on the financial statements of the Company for each of the years ended September 30, 2000 and September 30, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended September 30, 2000 and September 30, 2001 and the interim period between September 30, 2001 and May 22, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the years ended September 30, 2000 and September 30, 2001 and the interim period between September 30, 2001 and May 22, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     The Company has engaged Price Waterhouse Coopers LLP as its new independent auditor, effective May 22, 2002. During the years ended September 30, 2000 and September 30, 2001 and the interim period between September 30, 2001 and May 22, 2002, the Company did not consult with Price Waterhouse Coopers regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements or (iii) any matter that was either the subject of a disagreement (as described above) or a reportable event.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.


     (c)   Exhibits

           None


























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                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            Landauer, Inc.


                            By:   /s/ James M. O'Connell
                                  ------------------------
                                  James M. O'Connell
                                  Vice President, Finance,
                                  Treasurer and Secretary



Date:  August 15, 2002


















































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